UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 13, 2005
AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8137 (Commission File Number)	59-6490478 (I.R.S. Employer Identification No.)
3770 Howard Hughes Parkway
Suite 300, Las Vegas, Nevada 89109
(Address of principal executive offices) (zip code)
(702) 735-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
            (a)       On September 13, 2005, the Corporate Governance Committee (the “Committee”) of the Board of Directors of American Pacific Corporation, a Delaware corporation (the “Company”), which is the successor of the Company’s Stock Option Committee, adopted an amendment to the Company’s 2002 Directors’ Stock Option Plan (the “Director Option Plan”) to allow discretionary grants of options under the Director Option Plan by the Committee at such time, in such amount and if elected by the Committee, in lieu of the annual automatic option grant under the Director Option Plan, as the Committee shall determine. Furthermore, if the Committee finds that the number of shares available under the Director Option Plan to be issued pursuant stock options granted under this plan is less than the number of shares necessary for the normal annual automatic grant of options contemplated under the Director Option Plan, then the Committee can vary this annual automatic grant to make a pro rata allocation. A copy of the Amended and Restated 2002 Directors’ Stock Option Plan is attached as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.
            (c)      Exhibits
          99.1     Amended and Restated 2002 Directors’ Stock Option Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 20, 2005

AMERICAN PACIFIC CORPORATION
By:	/s/ Seth Van Voorhees
	Name:	Seth Van Voorhees
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Amended and Restated 2002 Directors’ Stock Option Plan.